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                                                                    EXHIBIT 3.73

                         CERTIFICATE OF INCORPORATION

                                      OF

                                COALTRADE, INC.

                                   * * * * *

          1.   The name of the corporation is

                                COALTRADE, INC.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).
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     5A.  The name and mailing address of each incorporator is as follows:

          NAME                     MAILING ADDRESS
          ----                     ---------------

          M. A. Brzoska            Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

          K. A. Widdoes            Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

          L. J. Vitalo             Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

          5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

          NAME                     MAILING ADDRESS
          ----                     ---------------

          C. G. Farrand            701 Market Street, Suite 830
                                   St. Louis, MO 63101

          R. M. Whiting            701 Market Street, Suite 830
                                   St. Louis, MO 63101

          6.   The corporation is to have perpetual existence.

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

          8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

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          9.   Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true,

                                       3
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and accordingly have hereunto set our hands this 4th day of February, 1994.

                                                               /s/ M. A. Brzoska
                                                               -----------------
                                                               M. A. Brzoska

                                                               /s/ K. A. Widdoes
                                                               -----------------
                                                               K. A. Widdoes

                                                                /s/ L. J. Vitalo
                                                               -----------------
                                                               L. J. Vitalo

                                       4
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                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                   ********

COALTRADE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:    That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of COALTRADE, INC. be amended by changing the 1. Article thereof so that, as amended, said Article shall be and read as follows:

     1.   The name of the corporation is Peabody COALTRADE, Inc.


SECOND:   That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                                       5
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IN WITNESS WHEREOF, said COALTRADE, INC. has caused this certificate to be signed by T.S. Hilton, its Vice President and Treasurer, this 10th day of July, 1997.

                                        COALTRADE, INC.

                                        By:/s/ T.S. Hilton
                                           --------------------------

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